Exhibit 8.1
LIST OF SUBSIDIARIES
List of subsidiaries of Petróleo Brasileiro S.A. — PETROBRAS

	Total	Voting	Country of
Subsidiary companies	Capital	Capital	Incorporation	Activity

Petrobras Química S.A. — Petroquisa and subsidiaries	100.00	100.00	Brazil	Petrochemical
Petrobras Distribuidora S.A. — BR and subsidiaries	100.00	100.00	Brazil	Distribution
Braspetro Oil Services Company — Brasoil and subsidiaries	100.00	100.00	Cayman Islands	International operations
Braspetro Oil Company — BOC and subsidiaries	99.99	99.99	Cayman Islands	International operations
Petrobras Internacional Braspetro B.V. — PIBBV and subsidiaries	100.00	100.00	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda. — PBEN	100.00	100.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A. — E-PETRO and subsidiary	100.00	100.00	Brazil	Corporate
Petrobras Gás S.A. — Gaspetro and subsidiaries	99.97	99.99	Brazil	Gas transportation
Petrobras International Finance Company — PifCo and subsidiaries	100.00	100.00	Cayman Islands	International Commercialization and Financing
Petrobras Transporte S.A. — Transpetro and subsidiary	100.00	100.00	Brazil	Transportation
Downstream Participações S.A. and subsidiary	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands B.V. — PNBV and subsidiaries	100.00	100.00	The Netherlands	Exploration and Production
FAFEN Energia S.A.	100.00	100.00	Brazil	Energy
5283 Participações Ltda.	100.00	100.00	Brazil	Energy
Fundo de Investimento Imobiliário RB Logística — FII	99.00	99.00	Brazil	Corporate
Baixada Santista Energia Ltda.	100.00	100.00	Brazil	Energy
Sociedade Fluminense de Energia Ltda. — SFE	100.00	100.00	Brazil	Energy
Termorio S.A.	100.00	100.00	Brazil	Energy
Termoceará Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Comercialização de Energia Ltda.	100.00	100.00	Brazil	Energy
Ternoaçu S.A.	74.80	74.80	Brazil	Energy
Termobahia Ltda.	98.85	98.85	Brazil	Energy
Ibiritermo S.A.	50.00	50.00	Brazil	Energy
Usina Termelétrica de Juiz de Fora	100.00	100.00	Brazil	Energy
Petrobras Biocombustível S.A.	100.00	100.00	Brazil	Production of ethanol, biodiesel and energy
Refinaria Abreu e Lima S.A.	100.00	100.00	Brazil	Refining and trading
Alvo Distribuidora de Combustíveis Ltda.	100.00	100.00	Brazil	Distribution
Ipiranga Asfalto S.A.	100.00	100.00	Brazil	Manufacture and trading of emulsions and products derived from asphalts in general
Córdoba Financial Services GmbH — CFS	100.00	100.00	Austria	Corporate

	Total	Voting	Country of
Special purpose entities consolidated according to FIN 46(R)	Capital	Capital	Incorporation	Activity

Albacora Japan Petroleum Limited Company	0.00	0.00	Brazil	Exploration and Production
Barracuda e Caratinga Holding Company B.V.	0.00	0.00	Cayman Islands	Exploration and Production
Companhia Petrolífera Marlim	0.00	0.00	Brazil	Exploration and Production
NovaMarlim Petróleo S.A.	0.00	0.00	Brazil	Exploration and Production
Cayman Cabiunas Investments Co. Ltda.	0.00	0.00	Cayman Islands	Exploration and Production
Companhia de Desenvolvimento e Modernização de Plantas Industriais — CDMPI	0.00	0.00	Brazil	Refining
Companhia Locadora de Equipamentos Petrolíferos S.A. — CLEP	0.00	0.00	Brazil	Exploration and Production
PDET Offshore S.A.	0.00	0.00	Brazil	Exploration and Production
Companhia de Recuperação Secundária	0.00	0.00	Brazil	Exploration and Production
Nova Transportadora do Nordeste S.A.	0.00	0.00	Brazil	Transportation
Nova Transportadora do Sudeste S.A.	0.00	0.00	Brazil	Transportation
Gasene Participações Ltda.	0.00	0.00	Brazil	Transportation
Manaus Geração Termelétrica Participações Ltda	0.00	0.00	Brazil	Energy
Blade Securities Limited	0.00	0.00	Brazil	Corporate
Codajás Coari Participações Ltda.	0.00	0.00	Brazil	Transportation
Charter Development — CDC	0.00	0.00	USA	Exploration and Production
Companhia Mexilhão do Brasil	0.00	0.00	Brazil	Exploration and Production
Fundo de Investimento em Direitos Creditórios Não-Padronizados do Sistema Petrobras	0.00	0.00	Brazil	Corporate